Exhibit 3.4.3

HAWKER BEECHCRAFT CORPORATION

RESTATED BYLAWS

ARTICLE 1

OFFICES

SECTION 1.1. Registered Office. The registered office of the Corporation in the State of Kansas shall be in the City of Wichita, County of Sedgwick.

SECTION 1.2. Principal Business Office. The principal business office of the Corporation shall be at 9709 East Central, in the City of Wichita, County of Sedgwick, in the State of Kansas or such other location within the United States as the Board of Directors may determine.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Place of Meetings. Each meeting of stockholders of the Corporation shall be held at such place as the Board of Directors may designate in the notice of such meeting but if no such designation is made, then at the principal business office of the Corporation.

SECTION 2.2. Annual Meetings. An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may properly be brought before the meeting shall he held on (a) on the third Monday of June of each year at 2 p.m. (local time), unless such day is a legal holiday in which case the meeting shall he held on the next succeeding business day that is not a legal holiday or (b) on such other date and at such other time as the Board of Directors may determine.

SECTION 2.3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or stockholders owning capital stock of the Corporation having not less than one-third of the total voting power. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.

SECTION 2.4. Notice of Stockholders’ Meeting. Notice of each meeting of stockholders, stating the date, time and place, and in the case of special meetings, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote thereat nor less than 10 nor more than 60 days before the date of the meeting unless otherwise required by statute. Such notice shall be in writing and mailed to stockholders as their addresses appear on the records of the Corporation.

SECTION 2.5. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a future date as the record date, which shall not he more than 60 days before the date of such meeting or any other action requiring a determination by stockholders and with respect to any meeting shall not be less than 10 days before the date of the meeting.

SECTION 2.6. Quorum and Adjournments. The holders of a majority of the voting power of the shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum of stockholders for all purposes unless the representation of a larger proportion is required by statute or by the Corporation’s Articles of Incorporation and in such cases, the representation of the proportion so required shall constitute a quorum. Whether or not there is such a quorum, the person presiding at the meeting or the stockholders present or represented by proxy representing a majority of the shares present or represented may adjourn the meeting from time to time without notice other than an announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.7. Voting by Stockholders. Directors shall be elected by a plurality of the votes cast. If a quorum exists, action on a matter other than the election of directors submitted to stockholders entitled to vote thereon at any meeting shall be approved if the votes east favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by statute or the Articles of Incorporation.

SECTION 2.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided the proxy is in writing, signed by the stockholder or such stockholder’s authorized representative and delivered to the Secretary. No proxy shall he voted after three years from its date.

SECTION 2.9. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing. Such consent(s) shall he filed with the minutes of proceedings of the stockholders.

ARTICLE 3

DIRECTORS

SECTION 3.1 Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things which are not by statute or by the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.2. Number, Election and Terms of Office. The number of directors shall be fixed from time to time by the affirmative vote of a majority of the directors then in office provided that pending the initial vote of directors, the number shall be three. Directors shall be elected annually by the stockholders as provided in Section 2.2 or elected in accordance with Section 3.3 of these Bylaws. Each director shall hold office until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in a manner permitted by statute or these Bylaws.

SECTION 3.3. Vacancies. Vacancies occurring on the Board of Directors and newly-created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum or by a sole remaining director. Any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in a manner permitted by statute or these Bylaws. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.4. Removal. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock of the Corporation.

SECTION 3.5. Resignation. Any director may resign at any lime upon written notice to the Corporation. A resignation shall be effective as of the time specified in the notice without acceptance thereof unless otherwise specified in such notice.

SECTION 3.6. Place of Meetings. The place of any meetings of the Board of Directors ma be either in or outside the State of Kansas.

SECTION 3.7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places designated by the Board of Directors, or at such dates, times and places otherwise set by the Chairman.

SECTION 3.8. Special Meetings. Special meetings of the Board of Directors:

(a) may be called by the Chairman;

(b) may be called by the President if the President has been designated by a resolution of the Board of Directors as the chief executive officer of the Corporation; and

(c) shall be called by the Chairman upon the written request of a majority of the directors then in office, and in the case of death, disability or absence of the Chairman, the Secretary shall call the meeting upon such request.

SECTION 3.9. Notice of Meetings.

(a) Notice of each meeting of the Board of Directors shall be given to each director in writing and delivered personally, mailed to his or her address appearing on the records of the Corporation, or given by telegram, cable, telephone, telecopy, facsimile or a nationally recognized overnight delivery service.

(b) Notice to directors by mail shall be given at least two business days before the meeting and shall be deemed to be given when mailed to the director at his or her address appearing on the records of the Corporation.

(c) Notice to directors by telegram, cable, personal delivery, telephone or wireless shall be given a reasonable time before the meeting but in no event less than one hour before the meeting. Notice by telegram or cable shall be deemed to he given when the telegram or cable addressed to the director at his or her address appearing on the records of the Corporation is delivered to the telegraph company. Notice by telephone or wireless shall be deemed to be given when transmitted by telephone or wireless to the telephone number or wireless call designation appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call or wireless message), provided confirmation of transmission shall be made promptly by telegram or cable in the manner specified above.

(d) Meetings of the Board of Directors may be held at any time and for any purpose without notice when all members of the Board of Directors are present.

SECTION 3.10. Quorum. Except as provided in Section 3.2, a majority of the total number of directors which the Corporation would have if there were no vacancies shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

SECTION 3.11. Informal Action. Unless otherwise restricted by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all directors or by all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

SECTION 3.12. Attendance by Conference Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.13. Committees. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the whole board, designate and appoint from the directors committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies and to discharge any such committee.

ARTICLE 4

WAIVER OF NOTICE

SECTION 4.1. Waiver of Notice. Whenever any notice is required, a waiver thereof signed by the person entitled to such notice and filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any person at any meeting of stockholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director’s meeting, promptly upon such director’s arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE 5

OFFICERS

SECTION 5.1. Designation; Number; Election.

(a) The Board of Directors shall elect a Chairman of the Board of Directors, a President, and a Secretary. The Chairman and the President shall be chosen from the directors.

(b) In addition to the officers elected by the Board of Directors, the Chairman at any time may appoint a controller, a treasurer, a general counsel and one or more vice presidents, assistant controllers, assistant treasurers, assistant general counsel and assistant secretaries.

(c) One person may hold more than one office at the same time if the duties of such officers as provided by these Bylaws may be properly and consistently performed by one person.

SECTION 5.2. Term of Office; Removal; Vacancies.

(a) The term of each officer elected by the Board of Directors shall be one year and shall continue until his or her successor is chosen and qualified or until his or her earlier death, resignation or removal. Any officer elected by the Board of Directors may he (i) suspended, at any time, by the Chairman until the Board of Directors convenes, and (ii) removed at any time by the affirmative vote of the Board of Directors. Vacancies occurring among officers elected by the Board of Directors may be filled at any time by the Board of Directors.

(b) Appointed officers shall serve at the pleasure of the Chairman.

(c) All agents and representatives of the Corporation shall hold office only during the pleasure of the Board of Directors or the officer appointing them.

SECTION 5.3. Compensation of Officers. The Board of Directors shall have the authority to fix compensation of the officers elected by it. The Chairman and/or such officers as the Chairman may designate shall have the authority to fix compensation of all other officers of the Corporation.

SECTION 5.4. Chairman of the Board of Directors.

(a) Subject to control and supervision by the Board of Directors, the Chairman shall have general management and oversight of the administration and operation of the Corporation’s business and general supervision of its policies and affairs. He or she shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

(b) The Chairman shall (i) preside at all meetings of the stockholders and of the Board of Directors, and have plenary power to set the agenda, determine the procedure and rules of order and make definitive rulings at meetings of stockholders; (ii) be the chief executive officer of the Corporation and have the powers and perform the duties incident to that position; (iii) have power to appoint officers for any operating division who, as such, shall not be officers of the Corporation; and (iv) have such other powers and perform such other duties provided in these Bylaws or assigned by the Board of Directors.

SECTION 5.5. Chief Executive Officer. Subject to control and supervision by the Board of Directors and the Chairman, the Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and duties provided in these Bylaws or assigned by the Board of Directors or the Chairman and have the usual powers and duties pertaining to the office.

SECTION 5.6. President. Subject to control and supervision by the Board of Directors and the Chairman, the President shall have the powers and duties provided in these Bylaws or assigned by the Board of Directors or the Chairman and have the usual powers and duties pertaining to the office.

SECTION 5.7. Secretary. Subject to control and supervision by the Board of Directors and by the Chairman or such officer as the Chairman may designate, the Secretary shall attend and record proceedings of meetings of stockholders and directors; have such other powers and duties provided in these Bylaws or assigned by the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

SECTION 5.8. Assistant Secretaries. The assistant secretaries shall have the powers and duties provided in these Bylaws or assigned by the Chairman or the Secretary. In the absence or disability of the Secretary, they shall have all his or her powers and duties.

SECTION 5.9. Controller. Subject to control and supervision by the Board of Directors and the Chairman or such officer as the Chairman may designate, the Controller shall be in charge of the accounts of the Corporation and its subsidiaries and maintain adequate records of all assets, liabilities and business transactions; have such other powers and duties provided in these Bylaws or assigned by the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

SECTION 5.10. Assistant Controllers. The assistant controllers shall have the powers and duties provided in these Bylaws or assigned by the Chairman or Controller. In the absence or disability of the Controller, they shall have all his or her powers and duties.

SECTION 5.11. Treasurer. Subject to control and supervision by the Board of Directors, the Chairman or such officer as the Chairman may designate, the Treasurer shall propose financial policies, negotiate loans, be responsible for the maintenance of proper insurance coverages, and have custody of the funds and securities of the Corporation; have such other powers and duties provided by these Bylaws or assigned the Board of Directors or the Chairman or such officer as the Chairman may designate; and have the usual powers and duties pertaining to the office.

SECTION 5.12. Assistant Treasurers. The assistant treasurers shall have the powers and duties provided in these Bylaws or assigned by the Chairman or the Treasurer. In the absence of the Treasurer, they shall have all his or her powers and duties.

SECTION 5.13. General Counsel. Subject to control and supervision by the Board of Directors and the Chairman, the General Counsel shall he chief legal officer of the Corporation; have such other powers and duties provided in these Bylaws or assigned by the Board of Directors or the Chairman; and have the usual powers and duties pertaining to the office.

SECTION 5.14. Assistant General Counsel. The assistant general counsel shall have the power and duties provided in these Bylaws or assigned by the Chairman or General Counsel. In the absence or disability of the General Counsel, they shall have all his or her powers and duties.

SECTION 5.15 Vice Presidents. Each vice president shall have the powers and duties provided in these Bylaws or assigned by the Board of Directors, the Chairman or the President. The Chairman may designate one or more of such vice presidents as executive, senior or assistant vice presidents.

ARTICLE 6

CONDUCT OF BUSINESS

SECTION 6.1. Corporate Authority.

(a) Each of the Chairman, the President, the Vice President, Secretary and General Counsel and the Vice President – Chief Financial Officer acting singly may sign any document incident to the business of the Corporation, including without limitation contracts, instruments, agreements (including agreements evidencing indebtedness), and checks and other negotiable instrument for the disbursements of Corporate funds.

(b) Each of the Chairman, the Chief Executive Officer, the President, the Vice President, Secretary and General Counsel and the Vice President – Chief Financial Officer from time to time may delegate to any other officer or any employee of the Corporation or any of its parent corporations, subsidiaries or affiliated companies all or any portion of the authority granted to such officer pursuant to subsection (a) of this Section 6.1, provided that such delegation shall be without the power of redelegation.

(c) A certified copy of these Bylaws may be furnished as evidence of the authorities herein granted, and all persons shall be entitled to rely on such authorities in the case of a specific contract, conveyance or other transaction without the need of a resolution of the Board of Directors specifically authorizing the transaction involved.

SECTION 6.2. Loans by the Corporation. All loans made by the Corporation (other than extensions of credit in the ordinary course of business) shall be authorized by the Board of Directors.

SECTION 6.3. Voting and Transfer of Stock.

(a) Any elected officer acting singly nay (i) executive and deliver on behalf of the Corporation proxies on stock owned by the Corporation appointing a person or persons to represent and vote such stock at any meeting of stockholders, with full power of substitution, and alter or rescind such appointment; (ii) attend and vote at any meeting of stockholders of any corporation in which the Corporation holds stock; (iii) exercise any and all rights and powers incident to the ownership of such stock, which, as the owner thereof, the Corporation might have possessed and exercised it present; and (iv) execute and deliver such forms of transfer or assignment customary or necessary to effect a transfer of stocks or other securities standing in the name of the Corporation.

(b) Each elected officer from time to time may delegate to any other officer or any employee of the Corporation or any of its subsidiaries all or any portion of the authority granted to such officer pursuant to subsection (a) of this Section 6.3, provided that such delegation shall be without the power of redelegation.

(c) A corporation or person transferring any such stocks or other securities pursuant to a form of transfer or assignment so executed shall be fully protected and shall be under no duty to inquire whether the Board of Directors has taken action in respect thereof.

ARTICLE 7

STOCK CERTIFICATES AND THEIR TRANSFER

SECTION 7.1 Stock Certificates.

(a) Certificates for shares of stock of the Corporation shall be signed by either the Chairman or the President and by the Secretary or an assistant secretary, and shall not be valid unless so signed. Such certificates shall be appropriately numbered and contain the name of the registered holder, the number of shares and the date of issue.

(b) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

SECTION 7.2. Transfer of Shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and canceled, except as provided in Section 7.4.

SECTION 7.3. Regulations. The Board of Directors shall have authority to make rules and regulations concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 7.4. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates for shares in place of any issued certificate alleged to have been lost, stolen or destroyed upon such terms and conditions as the Board of Directors may prescribe.

SECTION 7.5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly required by statute.

ARTICLE 8

INDEMNIFICATION

SECTION 8.1. Litigation Brought By Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Corporation) (an “Action”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation (a “Corporate Person”), or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (connectively, an “Authorized Capacity”) of or for another corporation, unincorporated association, business trust, state, partnership, joint venture, individual or other legal entity, whether or not organized or formed for profit (collectively, “Another Entity”), against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action (“Expenses”) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of novo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

SECTION 8.2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such Action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court of equity or the court in which such Action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court shall deem proper.

SECTION 8.3. Successful Defense. To the extent that a person who is or was a Corporate Person or serving in an Authorized Capacity of Another Entity serving at the request of the Corporation and has been successful on the merits or otherwise in defense of any Action referred to in Section 8.1 or 8.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

SECTION 8.4. Determination of Conduct. Any indemnification under Section 8.1 or 8.2 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 8.1 or 8.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, provided, however, shares owned by or voted under the control of persons who are at the time parties to such action, suit or proceeding may not be voted on the determination.

SECTION 8.5. Advance Payment. The Corporation shall advance Expenses reasonably incurred by any Corporate Person in any Action in advance of the final disposition thereof upon the undertaking of such party to repay the advance unless it is ultimately determined that such party is entitled to indemnification hereunder, if (a) the indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 8.1 or 8.2 and (b) a determination is made by those making the decision pursuant to Section 8.4 that the facts then known would not preclude indemnification under these Bylaws.

SECTION 8.6. By-Law Not Exclusive. The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 8.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the Kansas General Corporation Code.

SECTION 8.8. Effect of Invalidity. The invalidity or unenforceability of any provision of this Article 8 shall not affect the validity or enforceability of the remaining provisions of this Article 8.

SECTION 8.9. Definition of Corporation. For purposes of this Article 8, reference to “the Corporation” shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 8 with respect to the surviving or resulting corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 8.10. Change in Law. Notwithstanding the foregoing provisions of Article 8, the Corporation shall indemnify any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the Kansas General Corporation Code or by any other applicable law, as may from time to time be in effect.

ARTICLE 9

GENERAL

SECTION 9.1. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 each year.

SECTION 9.2. Severability. If any provision of these Bylaws, or its application thereof to any person or circumstances, is held invalid, the remainder of these Bylaws and the application of such provision to other persons or circumstances shall not be affected thereby.

SECTION 9.3. Amendments. These Bylaws may be amended, added to, rescinded or repealed by the affirmative vote of at least a majority of the Board of Directors.

I, the undersigned, do hereby certify that I am the duly elected and acting Secretary the Corporation; and that the foregoing Bylaws constitute the Restated Bylaws of the Corporation as duly adopted by the Board of Directors on the 10th day of March, 2006.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation.

/s/ Wayne W Wallace
Wayne W Wallace, Secretary